Exhibit 1.2

Execution Version

GDS Holdings Limited

5,200,000 American Depositary Shares

Representing

41,600,000 Class A Ordinary Shares

Underwriting Agreement

May 27, 2025

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

U.S.A.

Merrill Lynch (Asia Pacific) Limited

55/F, Cheung Kong Center

2 Queen’s Road Central

Central, Hong Kong

Morgan Stanley Asia Limited

46/F, International Commerce Center

1 Austin Road West

Kowloon, Hong Kong

UBS AG Hong Kong Branch1

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

GDS Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 5,200,000 American Depositary Shares (the “ADSs”), each representing eight Class A ordinary shares, par value US$0.00005 per share (the “Ordinary Shares”), of the Company (the “Underwritten Shares”). In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional 780,000 ADSs of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.”

1UBS AG is incorporated in Switzerland with limited liability

The Company is concurrently offering (the “Notes Offering”), in a private placement under Rule 144A of the Securities Act (as defined below), up to US$500,000,000 principal amount of its 2.25% Convertible Senior Notes due 2032 (the “Notes”) and up to US$50,000,000 of optional Convertible Senior Notes to be issued under an indenture (the “Indenture”), to be dated as of May 30, 2025, between the Company and The Bank of New York Mellon, as trustee. On the date hereof, the Company will enter into a purchase agreement (the “Notes Purchase Agreement”) with J.P. Morgan Securities LLC, , Merrill Lynch (Asia Pacific) Limited, Morgan Stanley Asia Limited and UBS AG Hong Kong Branch, as the representatives of the Initial Purchasers (as defined in the Notes Purchase Agreement).

Concurrently with the issuance of the Notes, the Company is lending to J.P. Morgan Securities plc (the “ADS Borrower”) 6,000,000 ADSs, pursuant to ADS lending agreements dated the date hereof between the Company and the ADS Borrower (the “ADS Lending Agreement”). The ADSs are being offered pursuant to a prospectus supplement dated May 27, 2025, to a registration statement (the “ADS Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2025, in accordance with an underwriting agreement, dated the date hereof, among the ADS Borrower, J.P. Morgan Securities LLC, as the underwriter, and the Company (the “Registered Borrow Underwriting Agreement”).

The Shares are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of November 1, 2016, among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders and beneficial owners from time to time of the Shares.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.            Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” as defined by Rule 405 of the Securities Act on Form F-3 (File No. 333-287594), including a base prospectus (the “Base Prospectus”), relating to the Ordinary Shares underlying the Shares (the “Underlying Ordinary Shares”) and other securities that may be issued or sold from time to time by the Company and certain shareholders of the Company in accordance with Rule 415 of the Securities Act and such amendments thereof as may have been required to the date of this underwriting agreement (this “Agreement”). The term “Registration Statement” as used in this Agreement means the initial registration statement, at the time it became effective and as supplemented or amended, including the information, if any, contained in any preliminary prospectus pursuant to Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus and any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424(b), in the form provided to the Underwriters by the Company for use in connection with the offering of the Shares, and the term “Prospectus” means the Base Prospectus, any Preliminary Prospectus and any amendments or further supplements to such prospectus, and including without limitation the final prospectus supplement (the “Prospectus Supplement”) filed pursuant to and within the time limits described in Rule 424(b) with the Commission in connection with the proposed sale of the Shares contemplated by this Agreement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated May 27, 2025 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 7:30 P.M. New York City time, on May 27, 2025.

2.            Purchase of the Shares. (a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per ADS (the “Purchase Price”) of US$23.83 from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)           The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)           Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company, to the Representatives in the case of the Underwritten Shares, at the offices of Latham & Watkins LLP, at 18th Floor, One Exchange Square, 8 Connaught Place, Central Hong Kong at 10:00 A.M., New York City time, on May 30, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and each time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or each Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares on the Closing Date or each Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d)           The Company acknowledges and agrees that neither the Representatives nor any other Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.            Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)           Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)           Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)           Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus, as set forth in Annex A, complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)          Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the best knowledge of the Company after due inquiry, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of each Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)           Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)           Financial Statements. The consolidated financial statements (including the related notes thereto) of the Company and its subsidiaries, consolidated variable interest entities and the subsidiaries of the consolidated variable interest entities (collectively, the “Controlled Entities”) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its Controlled Entities as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its Controlled Entities and presents fairly the information shown thereby.

(g)           Non-GAAP Financial Measures. All non-GAAP financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act.

(h)           No Material Adverse Change. Since the end of the period covered by the most recent audited financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any change in the share capital of the Company and there is no material adverse change in the short-term debt, long-term debt, net current assets or net assets of the Company or any of its Controlled Entities, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital; (ii) except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Controlled Entities taken as a whole; (iii) except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Controlled Entities has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Controlled Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Controlled Entities taken as a whole; (iv) neither the Company nor any of its Controlled Entities has sustained any loss or interference with its business that is material to the Company and its Controlled Entities taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)            Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. No change will be made to any such constitutional documents on or after the date of this Agreement through and including the Closing Date and each Additional Closing Date.

(j)            Controlled Entities. The Company does not own or control, directly or indirectly, any corporation, partnership, joint venture, association or other entity, which is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X under the Exchange Act, except as disclosed in any of the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each Controlled Entity of the Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). All of the issued and outstanding share capital or other equity interests of each Controlled Entity of the Company has been duly authorized and validly issued and is paid in accordance with its articles and nonassessable; except as disclosed in this Section and each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the share capital or other equity interests of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any lien, charge, defect, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; the share capital of each consolidated variable interest entity is owned by such individuals as disclosed under “Item 4. Information on the Company—C. Organizational Structure” of the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2024, incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus, free and clear of any lien, charge, defect, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except for those encumbrances on the equity interests of such consolidated variable interest entity as provided in the Control Agreements (as defined below); the share capital or other equity interests of each subsidiary of a consolidated variable interest entity is owned by one or more consolidated variable interest entities, directly or through subsidiaries, free and clear of any lien, charge, defect, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; and the memorandum and articles of association or other constitutional or organizational documents of each Controlled Entity of the Company comply with the requirements applicable in their respective jurisdictions of incorporation and are in full force and effect.

(k)           Capitalization. The Company has an authorized share capital as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization.” All the outstanding Ordinary Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any of its Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)            Corporate Structure and Control Agreements. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the current contractual arrangements and agreements enabling the Company to exercise effective control over and consolidate the financial statements of the consolidated variable interest entities and their respective subsidiaries (collectively, the “Control Agreements”) has been duly authorized, executed and delivered by the parties thereto and constitutes a legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”), and does not violate any requirements of laws of the People’s Republic of China (the “PRC”). Each of the parties to the Control Agreements has the power and capacity (corporate or otherwise) to enter into and to perform its obligations under such Control Agreements and has, to the extent applicable, taken all necessary corporate actions to authorize the performance of the Control Agreements. All required Authorizations (as defined below) in respect of the Control Agreements to ensure the legality and enforceability of each of the Control Agreements have been duly obtained and no further Authorizations are required in connection with the Control Agreements or the performance of the terms thereof and no stamp duty or similar tax is required to be paid in connection with the Control Agreements, except that the future exercise of the call options under the Control Agreements shall be approved and/or registered by the relevant Governmental Agencies (as defined below) and the equity pledge under the Control Agreements shall be continually registered with the relevant Governmental Agencies. The execution, delivery and performance of each of the Control Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, did not, do not and will not (A) result in any violation of the memorandum and articles of association, charter, by-law or other constituent documents (if any) or Authorizations of any of the parties to the Control Agreements; (B) except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, result in any violation of, or penalty under, any PRC laws; or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which any of them is bound or to which any of their properties or assets is subject, except, in the case of (C) above, as would not, individually or in the aggregate, have a Material Adverse Effect. The corporate structure of the Company (including the shareholding structure of each of the Controlled Entities) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus does not, and immediately following the offer and sale of the Shares will not violate, breach, contravene or otherwise conflict with any applicable PRC laws. There have been no legal, arbitration, government or other legal proceedings challenging the legality or validity of the corporate structure of the Company pending before or, to the Company’s knowledge, threatened by, any governmental or regulatory authority or court (“Governmental Agency”), any arbitrator or any other person. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Controlled Entities, through its rights to authorize the shareholders of the Controlled Entities to exercise their voting rights.

(m)          Stock Awards. With respect to the stock awards granted pursuant to the employee performance incentive plans of the Company and its Controlled Entities, (i) each such grant was duly authorized by all necessary corporate action, including, as applicable, approval and/or ratification by the board of directors of the Company (the “Board of Directors”) (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, (ii) each such grant was made in accordance with the terms of the employee performance incentive plans and all applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Market (the “NASDAQ”) and the Stock Exchange of Hong Kong (“SEHK”), and (iii) each such grant was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, stock awards prior to, or otherwise coordinating the grant of stock awards with, the release or other public announcement of material information regarding the Company or its Controlled Entities or their results of operations or prospects.

(n)          Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby or by the Registration Statement, the Pricing Disclosure Package and the Prospectus have been duly and validly taken.

(o)          Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p)          Deposit Agreement. The Deposit Agreement was duly authorized by and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions. Upon due execution and delivery by the Depositary of American depositary receipts (“ADRs”) evidencing the Shares and the deposit of the Underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Shares will be duly and validly issued and the persons in whose names the Shares are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the Shares will conform in all material respects to the descriptions thereof disclosed or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)          The Shares and Underlying Ordinary Shares. The Shares and the Underlying Ordinary Shares to be issued and sold by the Company hereunder and under the Deposit Agreement and all other outstanding shares of the Company have been duly authorized by the Company. The authorized share capital of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All outstanding shares of the Company are, and the Underlying Ordinary Shares when issued and delivered and paid for as provided herein will be, duly and validly issued, fully paid and nonassessable and not subject to any security interest, other encumbrances or adverse claims, and the Underlying Ordinary Shares will conform to the descriptions thereof included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The issuance of the Underlying Ordinary Shares is not subject to any preemptive or similar rights of any security holder that have not been satisfied or waived.

(r)           Description of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)           No Violation or Default. Neither the Company nor any of its Controlled Entities is (i) in violation of its respective memorandum and articles of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any property or asset of the Company or any of its Controlled Entities is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Controlled Entities taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”) and, in the case of clause (iii) only, subject to any express statements regarding noncompliance with licensing requirements by the Company or its Controlled Entities under the heading “Risk Factors—Risks Related to Doing Business in the People’s Republic of China” included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t)           No Conflicts. The execution, delivery and performance by the Company of each of this Agreement and the Deposit Agreement, the issuance and sale of the Shares and the Underlying Ordinary Shares by the Company, the deposit of the Underlying Ordinary Shares with the Depositary against issuance of the Shares and the consummation by the Company of the transactions contemplated herein and therein or by the Pricing Disclosure Package and the Prospectus will not (and did not) (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification, repurchase, repayment, redemption or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any property, right or asset of the Company or any of its Controlled Entities is subject, (ii) result in any violation of the provisions of the memorandum and articles of association or other constitutional or organizational documents of the Company or any of its Controlled Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including but not limited to the Listing Rules (as defined below), the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法) and supporting guidelines issued by the China Securities Regulatory Commission (the “CSRC”) on February 17, 2023 (as amended, supplemented or otherwise modified from time to time, the “CSRC Filing Rules”), the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (关于加强境内企业境外发行证券和上市相关保密和档案管理工作的规定) jointly issued by the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration of China on February 24, 2023 (as amended, supplemented or otherwise modified from time to time), except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)          PRC Cybersecurity and Data Protection Laws. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) each of the Company and its Controlled Entities is in material compliance with all applicable laws and regulations concerning cybersecurity, data protection, confidentiality and archive administration (collectively, the “Data Protection Laws”); (B) neither the Company nor any of its Controlled Entities is subject to any material investigation or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review by the Cyberspace Administration of the PRC (the “CAC”), the CSRC, or any other relevant governmental authority; (C) neither the Company nor any of its Controlled Entities has received any notice or letter (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice) or letter from the relevant cybersecurity, data privacy, confidentiality or archive administration governmental authority alleging any material breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (D) neither the Company nor any of its Controlled Entities has received any material claim for compensation from any person in respect of its business under applicable Data Protection Laws or industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of its Controlled Entities in respect of the rectification or erasure of data; (E) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration governmental authority (or any of its officers, employees or agents) to enter any of the premises of the Company or any of its Controlled Entities for the purposes of, inter alia, searching them or seizing any documents or other materials found there, except to the extent that such warrant or execution thereof would not be reasonably likely to have a Material Adverse Effect; (F) neither the Company nor any of its Controlled Entities has received any sanctions with respect to the Cybersecurity Law of the PRC or from the CAC or pursuant to the Data Protection Laws (中華人民共和國網絡安全法), the Cybersecurity Review Measures (網絡安全審查辦法), the Measures for the Security Assessment of Data Cross-border Transfer (數據出境安全評估辦法), the Cyber Data Security Regulations (網絡數據安全管理條例); (G) the Company is not aware of any pending or threatened investigation or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC or any other relevant governmental authority on the Company or any of its Controlled Entities or any of its or their respective directors, officers and employees, except which would not, if determined adversely to the Company or any of its Controlled Entities, individually or in the aggregate, result in a Material Adverse Effect; and (H) the Company is not aware of any pending or threatened actions, suits, claims, demands, investigations, judgments, awards or proceedings on the Company or any of its Controlled Entities or any of its or their respective directors, officers or employees pursuant to the Data Protection Laws, except which would not, if determined adversely to the Company or any of its Controlled Entities, individually or in the aggregate, result in a Material Adverse Effect.

(v)          Neither the Company nor any of its subsidiaries or Controlled Entities has received any objection to the issuance, offer or sale of the Offered Securities or the transactions contemplated under this Agreement from the CSRC, the CAC or any other relevant governmental authority.

(w)          No Consents Required. Other than the SEHK Listing Application (as defined below), no consent, approval, authorization, order, license, permit, registration, declaration, filing or qualification of or with any Governmental Agency (“Authorizations”), is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares or the Underlying Ordinary Shares, the deposit of the Underlying Ordinary Shares with the Depositary against issuance of the ADRs evidencing the Shares, and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares and the Underlying Ordinary Shares under the Securities Act and such Authorizations as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares and the Underlying Ordinary Shares by the Underwriters.

(x)           Listing. The Shares have been listed on the NASDAQ and the Ordinary Shares have been listed on the SEHK, and the Company is not aware of any notice of delisting.

(y)           The Company is in compliance with, and will comply with, the Listing Rules and other applicable requirements of the SEHK and the Securities and Futures Commission of Hong Kong (the “SFC”) (including all applicable filing, announcement and notice requirements, if and as applicable) in connection with (i) the issue, offering and sale of the Shares, (ii) the issuance of the Underlying Ordinary Shares, and (iii) the listing of the Underlying Ordinary Shares.

(z)           None of the Company or any of its subsidiaries or Controlled Entities is in possession of any inside information (as defined in section 307A of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance” or the “SFO”)) relating to the Company or Controlled Entities or their respective businesses required to be disclosed under the SFO; none of the financial information relating to the Company shared by the Company to the Representatives is considered by the Company to be inside information.

(aa)        Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its Controlled Entities is or may be a party or to which any property of the Company or any of its Controlled Entities is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Controlled Entities, could reasonably be expected to have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and no such Actions are threatened or, to the knowledge of the Company, contemplated by any Governmental Agency or others; and there are no statutes, regulations, contracts or other documents or current or pending Actions that are required under the Securities Act to be described in or filed as exhibits to the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described or filed as exhibits in each of the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(bb)        Directors and Executive Officers. To the knowledge of the Company, the Company’s directors, director nominees and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director, director nominee or executive officer to be unsuitable for his or her position on the Board of Directors or in the Company.

(cc)        Independent Accountants. KPMG Huazhen LLP, who has certified certain financial statements of the Company and its Controlled Entities, is an independent registered public accounting firm with respect to the Company and its Controlled Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(dd)        Title to Real and Personal Property. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Controlled Entities have good and marketable title in fee simple (in the case of real property) to, or, have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets, that are material to the respective businesses of the Company and its Controlled Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Controlled Entities or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ee)        Title to Intellectual Property. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its Controlled Entities own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, inventions, know-how, trade secrets, systems, procedures and proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as presently conducted, or as proposed to be conducted in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) the Company and its Controlled Entities’ conduct of their respective businesses does not, to the Company’s knowledge, infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its Controlled Entities have not received any written notice of any claim relating to Intellectual Property; (iv) to the Company’s knowledge, the Intellectual Property of the Company and its Controlled Entities is not being infringed, misappropriated or otherwise violated by any person; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vi) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (viii) none of the Intellectual Property used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons, except in each case covered by clauses (i) through (vii) above such as would not, if determined adversely to the Company or any of the Controlled Entities, individually or in the aggregate, have a Material Adverse Effect.

(ff)          No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Controlled Entities, on the one hand, and the directors, executive officers, shareholders, customers, suppliers or other affiliates of the Company or any of its Controlled Entities, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package. The Company has not, directly or indirectly, including through any of the Controlled Entities: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Controlled Entities, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Controlled Entities; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of the Controlled Entities, or any family member or affiliate of any director or executive officer, that (x) is outstanding on the date hereof and (y) constitutes a material violation of any applicable law or regulation.

(gg)        Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds hereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the concurrent offering and sale of the Notes and the applicable of the proceeds thereof received by the Company pursuant to and contemplated by the notes purchase agreement and the receipt by the Company of the loan processing fees pursuant to the ADS lending agreement related thereto, will not be required to register as, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(hh)        Taxes. The Company and its Controlled Entities have paid all national, provincial, state, municipal, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except (i) with respect to taxes that are currently being contested in good faith and with respect to which adequate reserves have been provided in accordance with U.S. GAAP or (ii) for any failure to pay such taxes or file such returns that would not, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Controlled Entities or any of their respective properties or assets, except for any tax deficiency that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no tax investigation is currently pending against the Company or any of the Controlled Entities. The provisions included in the audited consolidated financial statements as set out in the Registration Statement, the Pricing Disclosure Package and the Prospectus included appropriate provisions required under U.S. GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable.

(ii)           Licenses and Permits. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Controlled Entities possess, and are in compliance with the terms of, all Authorizations that are necessary or material for the ownership or lease of their respective properties or the conduct of their respective businesses now conducted or as proposed to be conducted in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Controlled Entities has received notice of any revocation or modification of any such Authorizations or has any reason to believe that any such Authorizations will not be renewed in the ordinary course. In particular, except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Controlled Entities have obtained all Authorizations required under PRC national and local laws, regulations and rules applicable to the provision of value-added telecommunications services, including, without limitation, internet data center licenses (“IDC Licenses”) that are held, or which coverage has been expanded to, all Controlled Entities to the extent such IDC Licenses are required pursuant to applicable laws, rules and regulations, including by virtue of the services provided by such Controlled Entities and the geographical scope of the services so provided. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company’s current business arrangement in relation to the provision of internet data center services, including the Controlled Entities that provide such services, the types and geographical scope of services so provided, and the Authorizations (including IDC Licenses) held by the Controlled Entities, does not violate any applicable laws, regulations and rules.

(jj)           No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Controlled Entities exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Controlled Entities’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its Controlled Entities has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(kk)         No Undisclosed Benefits. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of the Controlled Entities has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Controlled Entities.

(ll)          Certain Environmental Matters. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its Controlled Entities (A) are, and at all prior times were, in compliance with any and all applicable laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) have received and are in compliance with all Authorizations required of them under any Environmental Laws to conduct their respective businesses; (C) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (D) are not conducting or paying for, in whole or in part, and investigation, remediation or other corrective action pursuant to any Environmental Laws at the location; and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Laws, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Controlled Entities, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (A) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its Controlled Entities under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of US$100,000 or more will be imposed, (B) the Company and its Controlled Entities are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Controlled Entities, and (C) none of the Company or its Controlled Entities anticipates material capital expenditures relating to any Environmental Laws.

(mm)       Disclosure Controls. The Company and its Controlled Entities maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Controlled Entities have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(nn)        Accounting Controls. The Company, the Controlled Entities and the Board of Directors are in compliance with the Sarbanes-Oxley Act (as defined below) and all applicable rules of the NASDAQ. The Company and its Controlled Entities maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act), that complies with the requirements of the Exchange Act, which are applicable to them, and that has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company and its Controlled Entities maintain internal controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal control over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, there are no material weaknesses in the Company’s internal control over financial reporting. The internal controls are overseen by the Audit Committee (“Audit Committee”) of the Board of Directors in accordance with the rules of the NASDAQ. The Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls which have materially adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company has not publicly disclosed or reported to the Audit Committee or the Board of Directors, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board of Directors, a significant deficiency, material weakness, change in the design or operation of internal controls, or fraud involving management or other employees who have a significant role in the Company’s internal controls, or any violation of, or failure to comply with, Securities Laws.

The Company has established, maintained and evaluated effective disclosure and corporate governance controls and procedures to ensure that the Company and its board of directors comply in a timely manner with the applicable requirements of the Listing Rules, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable law relating to disclosure of information and reporting obligations, except where the failure to establish, maintain and evaluate disclosure or such controls and procedures would not, individually or in the aggregate, have a Material Adverse Effect.

(oo)        eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(pp)        Insurance. Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Controlled Entities have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, which insurance is in amounts and insures against such losses and risks in amounts and of the type as the Company and its Controlled Entities and their respective businesses, reasonably believe are prudent and customary for the businesses in which they are engaged; and all policies of insurance insuring the Company or any of its Controlled Entities or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Controlled Entities are in compliance with the terms of all such policies and instruments in all material respects, and there are no claims by the Company or any of its Controlled Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its Controlled Entities has (i) been refused any insurance coverage sought or applied for; (ii) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (iii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. There is no material insurance claim made by or against the Company or any of its Controlled Entities, pending, outstanding, or to the Company’s best knowledge, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim.

(qq)        No Unlawful Payments. Neither the Company nor any of its Controlled Entities, nor any director, supervisor, officer, manager or employee of the Company or any of its Controlled Entities, nor, to the knowledge of the Company, any representative, affiliate or other person acting on behalf of the Company or any of its Controlled Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken, or will make or take, an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, giving of money, property, gifts, benefit or anything else of value to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, including in order to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any applicable law, rule or regulation of the Cayman Islands, PRC or Hong Kong, or any other applicable anti-bribery or anti-corruption law; (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (v) will directly or indirectly use the proceeds of the offering of the Shares by the Company hereunder in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, giving of money, property, gifts, benefit or anything else of value, to any person in violation of any applicable anti-corruption law. The Company and its Controlled Entities have instituted, maintained and enforced, and will continue to maintain and enforce adequate policies and procedures that are designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(rr)          Compliance with Anti-Money Laundering Laws. The operations of the Company and its Controlled Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering laws, rules and regulations of all jurisdictions where the Company or any of its Controlled Entities conducts business, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the USA Patriot Act of 2001, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Agency involving the Company or any of its Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Controlled Entities, nor any director, supervisor, officer, manager or employee of the Company or any of its Controlled Entities nor, to the knowledge of the Company, any representative, affiliate or other person acting on behalf of the Company or any of its Controlled Entities has violated any Anti-Money Laundering Laws. To the extent required by applicable Anti-Money Laundering Laws, the Company and its Controlled Entities have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Anti-Money Laundering Laws.

(ss)         No Conflicts with Sanctions Laws. Neither the Company nor any of its Controlled Entities, directors, executive officers or employees, nor, to the knowledge of the Company, any representative, affiliate or other person acting on behalf of the Company or any of its Controlled Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), the Swiss State Secretariat for Economic Affairs, the Monetary Authority of Singapore or the Hong Kong Monetary Authority or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Controlled Entities located, organized or resident in a country or territory that is the subject or target of comprehensive country-wide or territory-wide Sanctions, including, without limitation, the Crimea Region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). Since April 24, 2019, neither the Company nor any of its Controlled Entities, nor any director, supervisor, executive officer, manager or employee of the Company or any of its Controlled Entities nor, to the knowledge of the Company, any affiliate, any representative or other person acting on behalf of the Company or any of its Controlled Entities has violated any applicable laws and regulations imposing Sanctions, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. The Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Controlled Entity, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in this transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its Controlled Entities have not knowingly engaged in and are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. To the extent required by applicable laws and regulations imposing Sanctions, the Company and its Controlled Entities have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable laws and regulations imposing Sanctions.

(tt)          Outbound Investment Rule. The Company is not a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209 (“Covered Foreign Person”). Neither the Company nor any of its subsidiaries and consolidated affiliated entities engage, or have plans to engage, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208, and the Company does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity and from which the Company derives more than 50% of its revenue or net income individually, or as aggregated across such persons from each of which the Company derives at least US$ 50,000 (or equivalent) of its revenue or net income, on an annual basis, or for which the Company incurs more than 50% of its capital expenditure or operating expenses individually, or as aggregated across such persons for each of which the Company incurs at least US$ 50,000 (or equivalent) of its capital expenditure or operating expenses, on an annual basis.

(uu)        No Broker’s Fees. Neither the Company nor any of its Controlled Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares and the Underlying Ordinary Shares represented thereby.

(vv)        No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, except for such rights that have either been duly waived or complied with.

(ww)       No Stabilization. None of the Company, the Controlled Entities and, to the knowledge of the Company, any director, executive officer, agent, employee, affiliate or person acting on behalf the Company and the Controlled Entities, has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares, or any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance.

(xx)         Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(yy)        Accurate Disclosure. The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforcement of Civil Liabilities,” “Item 4. Information on the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management,” “Item 7. Major Shareholders And Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. The preceding sentence, insofar it relates to statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Underwriting,” does not apply to information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(zz)         Critical Accounting Estimates. The section entitled “Item 5. Operating and Financial Review and Prospects — E. Critical Accounting Policies and Estimates” of the Company’s annual report on 20-F for the year ended December 31, 2024, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fully, in all material respects, describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have consulted with the Company’s independent registered public accounting firm with regard to such disclosure.

(aaa)       Liquidity and Capital Resources. The sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources” of the Company’s annual report on 20-F for the year ended December 31, 2024, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly and accurately, in all material respects, describes all trends, demands, commitments, events, uncertainties and risks and the potential effects thereof known to the Company, that the Company believes would materially affect its liquidity and are reasonably likely to occur. There are no off-balance sheet transactions, arrangements, commitments and obligations of the Company or the Controlled Entities that are reasonably likely to have a material effect on the liquidity of the Company or its Controlled Entities or the availability thereof or the requirements of the Company or its Controlled Entities for capital resources.

(bbb)      No Transfer Taxes. No stamp or other issuance or transfer taxes or duties or other similar fees are payable by or on behalf of the Underwriters to the government of the Cayman Islands, Hong Kong or the PRC, or any political subdivision or taxing authority thereof or therein, in connection with (A) the execution and delivery by the Company of this Agreement, (B) the deposit by the Company with the Depositary of the Underlying Ordinary Shares against the issuance of the Shares evidencing the Underlying Ordinary Shares to be sold by the Company hereunder; (C) the sale and delivery by the Company of the Shares to or for the respective accounts of the several Underwriters; or (D) the allotment, sale and delivery by the several Underwriters of the Shares to the initial purchasers thereof in the manner contemplated by this Agreement, except for Cayman Islands stamp duty payable if this Agreement is executed in or later brought into the Cayman Islands.

(ccc)       Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ddd)      Operating Data. All operating data of the Company and the Controlled Entities included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, including but not limited to, number of customers, number of data centers, area in service, area under construction, area committed, area pre-committed, commitment rate, pre-commitment rate, area utilized, utilization rate and average power density, are true and accurate in all material respects.

(eee)       Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, is not based on or derived from sources that are reliable and accurate in all material respects.

(fff)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or executive officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ggg)      No Sale, Issuance and Distribution of Shares. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than the share-based awards issued or granted pursuant to the employee performance incentive plans or shares issued pursuant to outstanding options, rights or warrants.

(hhh)      Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a “well-known seasoned issuer,” in each case, as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(iii)          Related Party Transactions. There are no material relationships or transactions between the Company or any of its Controlled Entities on the one hand and the Company’s respective 5% or greater shareholders, affiliates, directors or executive officers, or any affiliates or members of the immediate families of such persons, on the other hand, or any other related party transactions required to be disclosed that are not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(jjj)         Use of Proceeds. The application of the net proceeds received by the Company from the offering of Shares by the Company, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not (i) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational documents of the Company or any of its Controlled Entities, (ii) contravene or violate any applicable laws, (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any of the property or assets of the Company or any of its Controlled Entities is subject or (iv) contravene or violate the terms or provisions of any Authorization applicable to any of the Company or any of the Controlled Entities, except in the case of clauses (iii) and (iv) above, where such contravention or default would not have a Material Adverse Effect.

(kkk)       Due Authorization of Registration Statement. Each Registration Statement, the Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus, and the filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus with the Commission, have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(lll)          No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus filed as part of the Registration Statement as originally confidentially submitted or as part of any amendment thereto, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented, as set forth on Annex A hereto.

(mmm)   Merger or Consolidation. Neither the Company nor any of its Controlled Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses which is required to be disclosed but not so disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(nnn)      Termination of Contracts. Neither the Company nor any of its Controlled Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Controlled Entities, or to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement.

(ooo)      No Immunity. None of the Company, its Controlled Entities and any of their properties, assets or revenues is entitled to any right of immunity from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, from execution of a judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith. The irrevocable and unconditional waiver and agreement of the Company in this Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement or the Deposit Agreement is valid and binding under the laws of the Cayman Islands, Hong Kong and the PRC.

(ppp)      Enforcement of Foreign Judgments. Any final judgment for a fixed sum of money rendered by a New York Court (as defined below) having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced by PRC courts, subject to conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus and subject to the applicable provisions of the PRC Civil Procedures Law and the Civil Code of the PRC relating to the enforceability of foreign judgments. It is not necessary that this Agreement, the Deposit Agreement, the Registration Statement, the Pricing Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC. The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Court against the Company based upon this Agreement or the Deposit Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(qqq)     Valid Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and Deposit Agreement is a valid choice of law under the laws of the PRC and will be honored by courts in the PRC, subject to the conditions and restrictions under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus and subject to applicable provisions of the Civil Procedure Law and the Civil Code of the PRC relating to choice of foreign laws. The choice of the laws of the State of New York as the governing law of this Agreement and Deposit Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The Company has the power to submit, and pursuant to Section 17(c) of this Agreement and Section 18 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts (as defined below) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 17(c) of this Agreement and Section 18 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Registration Statement or the offering of the Shares in the Borough of Manhattan in The City of New York, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided hereof or in the Deposit Agreement.

(rrr)         SAFE Compliance. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and the Controlled Entities has taken all necessary steps to comply in all material respects with, and to ensure compliance by all of the Company’s direct or indirect shareholders who are, or to the Company’s knowledge, are directly or indirectly owned or controlled by, PRC residents or PRC citizens, and all of the participants of the Company’s share incentive plan, who are directors, supervisors, management or other employees of any of the Controlled Entities established in the PRC, with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”) in all material respects, including, without limitation, requiring each shareholder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen and each of the participants of the Company’s share incentive plan, who are directors, supervisors, management or other employees of any Controlled Entities established in the PRC, to complete any registration and other procedures required under applicable SAFE Rules and Regulations. Subject to the uncertainty as to the application and interpretation of the Notice on Issues Relating to the Administration of Foreign Exchange for Overseas Investment and Financing and Reverse Investment by Domestic Residents via Special Purpose Vehicles which was promulgated by the State Administration of Foreign Exchange of the PRC on July 4, 2014, each Controlled Entity of the Company established in the PRC has completed all relevant registration and other procedures required under SAFE Rules and Regulations. The Company has urged its current shareholders and beneficial owners of the Company who are, to the Company’s knowledge, PRC residents or PRC citizens, to comply in all material respects with all registration and other procedures required under applicable SAFE Rules and Regulations for his/her ownership interest in the Company. Each Controlled Entity that acts as the domestic agent under Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by SAFE in February 2012, or SAFE Circular 7, has complied in all material respects with all applicable requirements under, and related to SAFE Circular 7.

(sss)       PRC Mergers and Acquisitions Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (關於外國投資者並購境內企業的規定, the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (as amended, together with any official clarification, guidance, interpretation or implementation), including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice. The issuance and sale of the Securities, the listing and trading of the Securities on the NASDAQ and the Underlying Ordinary Shares on the SEHK and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof or on the Closing Date, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules, subject to the disclosures under the heading “Risk Factors—Risks Related to Doing Business in the People’s Republic of China—The approval of, or filing with the CSRC or other PRC government authorities may be required in connection with acquisitions conducted by foreign investors or future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long it will take to obtain such approval or complete such filing” in the Registration Statement, Pricing Disclosure Package and Prospectus.

(ttt)        FINRA Affiliation. Except as described in each of the Pricing Disclosure Package and the Prospectus, there are no affiliations or associations between (A) any member of the FINRA and (B) the Company or any of the Company’s officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date a draft of the Registration Statement was initially confidentially submitted to the Commission. None of the net proceeds received by the Company from the sale of the Securities hereunder will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

(uuu)      Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 7 hereof do not contravene PRC or Cayman Islands law or public policy.

(vvv)      PFIC Status. The Company does not believe that it was classified as a passive foreign investment company as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year 2024. Based on the Company’s current projections of its income and assets, the value of its assets and the value of its outstanding Ordinary Shares and ADSs, after giving effect to the offering and sale of the Shares and the Notes and the application of the proceeds thereof, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company does not expect to be classified as a passive foreign investment company as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year 2025 or in the foreseeable future.

(www)    No Restrictions on Controlled Entities; Payment of Dividends. Except for those encumbrances on the consolidated variable interest entities as provided in the Control Agreements and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Controlled Entity of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any payments under the Securities and all dividends to the Company, from making any other distribution on such Controlled Entity’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s properties or assets to the Company or any other Controlled Entity of the Company. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the share capital of the Company or the Controlled Entities may be paid by the Company or such Controlled Entity to the holders thereof outside the PRC in United States dollars and freely transferred out of the Cayman Islands, Hong Kong or the PRC; and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, all such payments made to holders of the capital who are non-residents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any Authorization in the Cayman Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein.

(xxx)        Legality. Other than Cayman Islands court filings in the normal course of proceedings, the legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is incorporated or does business is not dependent upon (i) such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or (ii) any tax, imposition or charge being paid in any such jurisdiction on or in respect of any such document; provided that, in the case of clause (ii), all such documents remain outside the Cayman Islands.

(yyy)      Legal Action. A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

(zzz)        Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of each of Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act.

(aaaa)     Cybersecurity; Data Protection. The Company and its Controlled Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Controlled Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except for those that would not result in a Material Adverse Effect. The Company and its Controlled Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any third party, nor any material incidents under internal review or investigations relating to the same. The Company and its Controlled Entities are in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

In addition, any certificate signed by any executive officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.

4.            Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)           Required Filings. The Company will file the Prospectus Supplement with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)          Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)           Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)          Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)          Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law; (2) if at any time prior to the Closing Date or any Additional Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law; and (3) if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(f)           Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)          Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)          Clear Market. During the period beginning from the date hereof and continuing and including the date 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), the Company will not (i) offer, pledge, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Ordinary Shares or ADSs, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (collectively, “Lock-Up Shares”), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Shares within the meaning of Section 16 of the Exchange Act, or publicly disclose the intention to make any such agreement or transaction, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Shares, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, the issuance and offering of ADSs and the underlying ordinary shares pursuant to the Registered Borrow Underwriting Agreement, the sale of the Notes under the Notes Purchase Agreement, the ADSs or Ordinary Shares to be issued upon conversion thereof and the Ordinary Shares represented thereby, (B) any Lock-Up Shares issued in connection with the share-based awards outstanding on the date hereof pursuant to any employee performance incentive plans adopted and approved by the Board of Directors, (C) the issuance of any share-based awards pursuant to any employee performance incentive plans adopted and approved by the Board of Directors as of the date hereof provided the participant of the share-based awards enter into a lock-up agreement pursuant to Section 6(r) herein, and (D) the filing of a registration statement on Form S-8 in connection with the registration of Ordinary Shares issuable under any equity incentive plan adopted and approved by the Board of Directors. Other than pursuant to (A) to (D) in the foregoing sentence, the Company will not facilitate the conversion of the Ordinary Shares held by the Lock-up Shareholders (as defined below) to ADSs during the Lock-Up Period and will not release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement without the prior written consent of the Representatives during the Lock-Up Period.

(i)           Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.” The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the Investment Company Act, or (ii) that would result in the Company being not in compliance with any applicable SAFE Rules and Regulations in all material respects. The Company will not, and will cause the Controlled Entities not to, directly or indirectly, use the proceeds of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Controlled Entity, joint venture partner or other person to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions. Neither the Company nor the Controlled Entities intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)            No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares (including, for the avoidance of doubt, will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby).

(k)           Exchange Listing. The Company will use its best efforts to maintain the listing of the Shares on the NASDAQ and the listing of Ordinary Shares on SEHK.

(l)            Reports. During the period of two years from the date of this Agreement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports, any definitive proxy or information statements or other communications (financial or other) furnished to holders of the Shares, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)          Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)          Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 4(h) hereof.

(o)          Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the creation, issue and sale of the Shares by the Company to the Underwriters and on the execution and delivery of this Agreement; for the avoidance of doubt, this indemnity does not extend to any income tax assessed on the net income of any Underwriter. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid by the Company in respect of any taxes, duties or charges that would not have been imposed but for (i) a present or former connection between an Underwriter and the applicable jurisdiction imposing such taxes, duties or charges (other than a connection arising solely as a result of such Underwriter having executed, performed its obligations under, or received payments pursuant to, this Agreement) or (ii) the failure of an Underwriter to provide any form or certificate that such Underwriter is legally able to provide but only to the extent that, if such form or certificate had been provided, it would have reduced or eliminated such taxes, duties or charges.

(p)          SAFE Compliance. The Company will use its best efforts to comply in all material respects with the SAFE Rules and Regulations, and will use commercially reasonable efforts to cause its shareholders named in the Company’s share register and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply in all material respects with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder named in the Company’s share register and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(q)          Deposit of Underlying Ordinary Shares. The Company will deposit the Underlying Ordinary Shares represented by the Shares with the Depository in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Underwritten Shares or Option Shares, as the case may be, will be issued by the Depositary against receipt of such Underlying Ordinary Shares and delivered to the Underwriters on the Closing Date or the Additional Closing Date, as the case may be.

(r)           License of Trademarks. Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Shares.

(s)           Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Shares, it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes. The Company will use its best efforts to obtain all approvals and consents and promptly make all notifications, registrations and filings as may from time to time be required in relation to the Shares, including but not limited to (A) the issuance of the Shares, (B) the issuance of the Underlying Ordinary Shares, (C) the remittance of the proceeds received by the Company from the offering of the Shares to any entity organized in the PRC, and (D) the use of such proceeds by any entity organized in the PRC, including but not limited to the post-closing filing on the Shares with the CSRC to be made within three (3) PRC business days after the Closing Date in accordance with the CSRC Filing Rules..

(t)           Compliance with Securities Laws. The Company will use its best efforts to comply with the Sarbanes-Oxley Act, the Securities Act, the Exchange Act, The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (as amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the “Listing Rules”), the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ (the “Securities Laws”), and use its best efforts to cause the Company’s directors and executive officers, in their capacities as such, to comply with the Securities Laws.

(u)          Compliance with Rule 433. The Company will comply with Rule 433(d) and Rule 433(g) under the Securities Act.

(v)          No Other Prospectus. The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any ordinary shares or ADSs by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Ordinary Shares or the Shares, in each case other than the Prospectus.

5.            Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)          It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d)          Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required be filed by the Company thereunder, but for the action of such Underwriter.

6.            Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on an Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the best knowledge of the Company after due inquiry, threatened by the Commission; the Prospectus Supplement and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or such Additional Closing Date, as the case may be; and the respective statements of the Company and its executive officers, as the case may be, made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or such Additional Closing Date, as the case may be.

(c)           No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof or that would give rise to a right of termination under Section 9 hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or such Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(d)          Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or such Additional Closing Date, as the case may be, a certificate of the chief executive officer and the chief financial officer of the Company (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best knowledge of such executive officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or such Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (r) of this Section 6.

(e)           Comfort Letters. (i) On the date of this Agreement and on the Closing Date or such Additional Closing Date, as the case may be, KPMG Huazhen LLP shall have furnished to the Representatives letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or such Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii)            On the date of this Agreement and on the Closing Date or such Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to the preparation, completeness and accuracy of certain financial data and operating data contained in the Registration Statement, Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(f)           Opinion and 10b-5 Statement of U.S. Counsel for the Company. Simpson Thacher & Bartlett LLP, U.S. counsel for the Company, shall have furnished to the Representatives, their written opinion and 10b-5 statement, dated the Closing Date or such Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g)          Opinion of Cayman Islands Counsel for the Company. Conyers Dill & Pearman, Cayman Islands counsel for the Company, shall have furnished to the Representatives, their written opinion, dated the Closing Date or such Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)          [Reserved.]

(i)            Opinion of PRC Counsel for the Company. King & Wood Mallesons, PRC counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or such Additional Closing Date, as the case may be, and addressed to the Company in form and substance reasonably satisfactory to the Representatives.

(j)            Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or such Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Latham & Watkins LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)           Opinion of PRC Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or such Additional Closing Date, as the case may be, an opinion of Fangda Partners, PRC counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)           Opinion of Counsel for the Depositary. The Representatives shall have received an opinion, on and as of the Closing Date or such Additional Closing Date, as the case may be, of Norton Rose Fulbright US LLP, counsel for the Depositary, addressed to the Underwriters in form and substance reasonably satisfactory to the Representatives.

(m)          No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Agency that would, as of the Closing Date or such Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares or the consummation of the transactions contemplated by this Agreement; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or such Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares or the consummation of the transactions contemplated by this Agreement.

(n)          No Change in PRC Mergers and Acquisition Rules. There shall not be any material adverse legislative or regulatory developments related to the PRC Mergers and Acquisition Rules which in the reasonable judgment of the Representatives would make it inadvisable or impractical to proceed with the public offering or the delivery of the Shares and the Underlying Ordinary Shares being delivered on the Closing Date or such Additional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(o)          Good Standing. The Representatives shall have received on and as of the Closing Date or such Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

(p)          Exchange Listing. NASDAQ shall not have raised any objection with respect to the listing of the Shares to be delivered on the Closing Date or such Additional Closing Date, as the case may be, on the NASDAQ.

(q)          No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(r)           Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives, on one hand, and shareholders, officers and directors and certain option holders (collectively, the “Lock-Up Shareholders”) of the Company listed in the Schedule I to the Exhibit A hereto, on the other hand, relating to sales and certain other dispositions of Ordinary Shares, ADSs and/or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or such Additional Closing Date, as the case may be.

(s)          No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities, convertible securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(t)           Deposit Agreement. The Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Underlying Ordinary Shares and the issuance of the Shares in accordance with the Deposit Agreement.

(u)          Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives on the Closing Date or such Additional Closing Date, as the case may be, certificates satisfactory to the Representatives evidencing the deposit with it of the Underlying Ordinary Shares being so deposited against issuance of ADRs evidencing the Shares to be delivered by the Company on such Closing Date or such Additional Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(v)          DTC Eligibility. On or prior to the Closing Date or such Additional Closing Date, the Shares shall be eligible for clearance and settlement through the facilities of DTC.

(w)         Use of Offering Materials. No Issuer Free Writing Prospectus, Preliminary Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed without the written consents of the Representatives.

(x)           CSRC Filing Report. The Representatives shall have received on or before the Closing Date and such Additional Closing Date, as the case may be, a draft filing report in relation to the transactions contemplated by this Agreement (the “CSRC Filing Report”) and any relevant supporting materials (including, but not limited to, a draft PRC legal opinion to be issued by counsel for the Company on PRC laws) to be submitted to the CSRC (together with the CSRC Filing Report and including any amendments, supplements and/or modifications thereof, the “CSRC Filings”), such drafts to be in form and substance reasonably satisfactory to the Representatives.

(y)          SEHK Listing Application. The Company shall have obtained a listing approval from the SEHK, prior to the Closing Date or such Additional Closing Date, as the case may be, for the listing of the Underlying Ordinary Shares underlying the Shares on the SEHK (the “SEHK Listing Application”).

(z)           ADS Lending Agreement. The Company shall have executed and delivered the ADS Lending Agreement, in form and substance reasonably satisfactory to the Borrower and the Underwriter, the ADS Lending Agreement shall be in full force and effect, and the Company shall not be in breach of default thereunder (including, for the avoidance of doubt, as a result of any representation or warranty of the Company contained therein being not true and correct as of the date set forth therein).

(aa)        The Indenture. The Company shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Borrower and the Underwriter, and the Borrower and the Underwriter shall have received executed copies thereof.

(bb)        The Note Offering. All conditions to closing under the Notes Purchase Agreement shall have been satisfied and the closing of the transactions to be consummated on the Closing Date under the Notes Purchase Agreement shall have occurred concurrently with the offering and sale of the Securities under this Agreement. The Notes shall have been duly and validly authorized, executed and authenticated in accordance with the Indenture and issued and delivered against payment thereof as provided in the Notes Purchase Agreement.

(cc)        Registered Borrow Underwriting Agreement. All conditions to closing under the Registered Borrow Underwriting Agreement shall have been satisfied and the closing of the transactions to be consummated on the Closing Date under the Registered Borrow Underwriting Agreement shall have occurred concurrently with the offering and sale of the Securities under this Agreement. The ADSs offered pursuant to the Registered Borrow Underwriting Agreement shall have been duly and validly authorized, issued and delivered against payment thereof as provided in the Registered Borrow Underwriting Agreement.

(dd)        Additional Documents. On or prior to the Closing Date or such Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(ee)        The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Additional Closing Date or otherwise.

(ff)          All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.            Indemnification and Contribution.

(a)           Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter and its partners, members and affiliates, and their respective directors, officers and agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any loss, claim, damage, liability, litigation, investigation, suit, action or proceeding (whether or not such Indemnified Person (as defined below) is a party thereto), whether commenced or threatened, and in connection with the enforcement of this provision with respect to any of the above, in each case, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)          Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus under the caption “Underwriting”: (i) their respective names appearing in the first paragraph, (ii) the concession and reallowance figure appearing in the third paragraph, (iii) the ninth paragraph, (iv) the first, second, fifth and sixth sentences in the twenty-first paragraph and (v) the first sentence in the twenty-second paragraph.

(c)           Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person will be entitled to participate therein and, shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this paragraph and paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this paragraph and paragraph (d) above, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this paragraph and paragraph (e) above are several in proportion to their respective purchase obligations hereunder and not joint.

(f)           Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.            Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.            Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to an Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, The Nasdaq Stock Market or the SEHK; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by United States federal, New York State, Cayman Islands, Hong Kong or PRC authorities; (iv) there is any major disruption of settlements of securities, payment, or clearance services in the United States, Cayman Islands, Hong Kong or the PRC; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, or any change in U.S., PRC, Hong Kong, Cayman Islands or international financial, political or economic conditions or currency exchange rates or exchange controls, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or an Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, or to enforce contracts for the sale of Shares.

10.          Defaulting Underwriter.

(a)           If, on the Closing Date or an Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or such Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or an Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or an Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on such Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.          Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any stamp, issue, transfer or similar taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of this Agreement and the Deposit Agreement; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum or Canadian wrapper (including the related fees and expenses of counsel for the Underwriters), provided that the reimbursement obligation for such fees and expenses does not exceed US$5,000; (vi) the cost of issuing Shares; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred by the Company in connection with any filing with, and clearance of the offering by, FINRA, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Shares, provided that the reimbursement obligation for any such fees and expenses representing fees and expenses of counsel for the Underwriters shall not exceed US$30,000; (ix) all travel and lodging expenses of the officers, directors and other members of the Company in connection with any “road show” presentation to potential investors, to the extent incurred by the Underwriters on behalf of such persons, and the cost of chartering aircraft for the Company and Underwriters in connection with the “road show” process; and (x) any and all expenses and application fees related to the listing of the Shares on the NASDAQ. It is understood, however, that except as provided in clause (ix) in this Section 11(a) and Section 11(b), the Underwriters will pay expenses incurred by the Underwriters in connection with any “road show” presentation; and except as provided in Section 7, clauses (v) and (viii) in this Section 11(a) and Section 11(b), the Underwriters will pay fees and disbursements of their counsel.

(b)           If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.          Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 12 hereof.

14.          Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)           No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other hand, have been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters.

(b)          Arm’s Length Negotiations. The Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)           Absence of Obligation to Disclose. The Company has been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d)          Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including its stockholders, employees or creditors.

17.          Miscellaneous.

(a)           Authority of the Representations. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; Merrill Lynch (Asia Pacific) Limited, 55/F, Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong, Attention: Attention: ECM / Syndicate, Email: dg.ecm_apac_syndicate@bofa.com; Morgan Stanley Asia Limited, 46/F, International Commerce Center, 1 Austin Road West, Kowloon, Hong Kong; UBS AG Hong Kong Branch, 52/F, Two International Finance Centre, 8 Finance Street Central, Hong Kong Notices to the Company shall be given to it at F4/F5, Building C, Sunland International, No. 999 Zhouhai Road, Pudong, Shanghai 200137, People’s Republic of China, Attention: Daniel Newman, Chief Financial Officer of the Company.

(c)          Governing Law and Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York (the “New York Courts”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the New York Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 15(b), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The Company irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property and assets (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise), the Company hereby irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(d)          Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)          Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)           Recognition of the U.S. Special Resolution Regimes.

(i)             In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g)          Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including in portable document format (.pdf) or any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)           Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GDS Holdings Limited

By:	/s/ William Wei Huang
	Name:	William Wei Huang
	Title:	Chairman of the Board of Directors and Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:	/s/ Gaurav Maria
Name:	Gaurav Maria
Title:	Managing Director

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

MERRILL LYNCH (ASIA PACIFIC) LIMITED

By:	/s/ Catherine Wang
Name:	Catherine Wang
Title:	Managing Director

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

MORGAN STANLEY ASIA LIMITED

By:	/s/ Peter Chu
Name:	Peter Chu
Title:	Managing Director

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

UBS AG HONG KONG BRANCH

By:	/s/ Tony Ge
Name:	Tony Ge
Title:	Executive Director

By:	/s/ Tony Zhuang
Name:	Tony Zhuang
Title:	Director

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

UBS AG is incorporated in Switzerland with limited liability

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Underwritten Shares
J.P. Morgan Securities LLC	2,600,000
Merrill Lynch (Asia Pacific) Limited	1,040,000
Morgan Stanley Asia Limited	1,040,000
UBS AG Hong Kong Branch	520,000
Total	5,200,000

Sch. 1-1

Annex A

a. Pricing Disclosure Package

Preliminary Prospectus Supplement dated May 27, 2025

b. Pricing Information Provided Orally by Underwriters

Number of ADSs offered by the Company: 5,200,000

Public Offering Price: US$24.50 per ADS

Green Shoe Option: 780,000 ADSs

Annex A-1

Schedule I to Exhibit A

Directors and Executive Officers

William Wei Huang
Daniel Newman
Sio Tat Hiang
Satoshi Okada
Bruno Lopez
Liu Chee Ming
Lim Ah Doo
Bin Yu
Zulkifli Baharudin
Chang Sun
Gary J. Wojtaszek
Judy Qing Ye
Jonathan King
Yan Liang
Kejing Zhang
Jessie Yixin Qian

Shareholders

STT Garnet Pte. Ltd.
Solution Leisure Limited
GDS Enterprises Limited
EDC Group Limited

Exhibit A

FORM OF LOCK-UP AGREEMENT

__________, 20___

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

U.S.A.

Merrill Lynch (Asia Pacific) Limited

55/F, Cheung Kong Center

2 Queen’s Road Central

Central, Hong Kong

Morgan Stanley Asia Limited

46/F, International Commerce Center

1 Austin Road West

Kowloon, Hong Kong

UBS AG Hong Kong Branch2

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

Re:         GDS Holdings Limited --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with GDS Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of American Depositary Shares (the “ADSs”), each ADS representing eight Class A ordinary shares of the Company, par value US$0.00005 per share (collectively with Class B ordinary shares of the Company, par value US$0.00005 per share, “Ordinary Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

2 UBS AG is incorporated in Switzerland with limited liability

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, the ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (including without limitation, Ordinary Shares, ADSs or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), which for avoidance of doubt, shall include any Ordinary Shares issued as preference dividend (collectively, the “Lock-Up Shares”), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Shares within the meaning of Section 16 of the Exchange Act, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Shares, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Shares, in each case other than (A) transactions relating to the Lock-Up Shares acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Shares acquired in such open market transactions, (B) for natural persons, transfers of Lock-Up Shares to a family member, or to a trust or entity beneficially owned or controlled by or formed for the benefit of the undersigned and/or a family member, (C) for institutions, transfers of Lock-Up Shares to an “affiliate” of the undersigned, as such term is defined in the Securities Act of 1933, as amended, (D) the exercise of any of the undersigned’s rights to acquire Ordinary Shares upon the exercise or vesting, as the case may be, of equity awards that were granted under the Company’s equity incentive plans (the “Incentive Plans”) and outstanding as of the date of the Prospectus (it being understood that any subsequent sale, transfer or disposition of any Ordinary Shares issued upon exercise of such equity awards under the Incentive Plans shall be subject to the restrictions set forth in this Letter Agreement), (E) Lock-Up Shares sold or tendered to the Company by the undersigned or withheld by the Company for tax withholding purposes in connection with the exercise or vesting of equity awards that are subject to a taxable event upon exercise or vesting, (F) transfers of the Lock-Up Shares as a bona fide gift or gifts, or through will or intestacy, and (G) distributions of the Lock-Up Shares to members or stockholders of the undersigned, and for partnerships or venture capital funds to another partnership or fund that controls, is controlled by or is under common control with the undersigned or as part of a disposition, transfer or distribution by the undersigned to its general and limited partners, investors or equity holders; provided that in the case of any transfer or distribution pursuant to clause (B), (C), (F) or (G), each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C), (F) or (G), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above). In addition, nothing in this Letter Agreement shall prohibit the undersigned from transferring the Lock-Up Shares pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan was established prior to the execution of this Lock-Up Agreement; provided further that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such transfer, such announcement or filing shall include a statement to the effect that such transfer was effected pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act. The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Shares unless such transfer is in compliance with the foregoing restrictions.

The undersigned hereby agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Letter Agreement during the period from the date of this Letter Agreement to the expiration of the Restricted Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written consent from the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by June 30, 2025, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

[Signature page follows]

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF SHAREHOLDER]/[NAME OF OFFICER AND DIRECTOR]

By:
Name:
Title:

[Signature Page to Lock-up Agreement]